Exhibit 15.1

BLUE RIDGE BANKSHARES, INC.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Eastern Time, on ________, 2016.

Vote by Internet • Go to www.envisionreports.com/tickersymbol • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proposals — The Board of Directors of Blue Ridge Bankshares, Inc. recommends a vote FOR Proposal 1 and FOR Proposal 2.

	For	Against	Abstain

1. To approve the Agreement and Plan of Reorganization, dated as of March 30, 2016, between Blue Ridge Bankshares, Inc. (“Blue Ridge”) and River Bancorp, Inc. (“River”), including the related Plan of Merger, pursuant to which River will merge with and into Blue Ridge (the “Blue Ridge merger proposal”).

	☐	☐	☐

	For	Against	Abstain

2. To adjourn the meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the Blue Ridge merger proposal.

	☐	☐	☐

3. To transact such other business as may properly come before the meeting or any adjournments thereof. Management at present knows of no other business to be presented at the meeting.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. All joint owners MUST sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Special Meeting of Shareholders

Blue Ridge Bankshares, Inc.

        , 2016, __:    .m. Local Time

[            ]

[            ]

Luray, Virginia

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

A complete set of proxy materials relating to the Special Meeting is available on the Internet.

These materials can be viewed at www.envisionreports.com/tickersymbol.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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This Proxy is solicited on behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints [            ], [            ] and [            ], as proxies, and each or any of them with full power of substitution, and hereby authorizes them to represent and to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the meeting, all the shares of common stock of Blue Ridge Bankshares, Inc. held of record by the undersigned at the close of business on             , 2016, at the Special Meeting of Shareholders to be held             , 2016, or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the undersigned shareholder. If you execute and return this proxy but do not provide directions as to how your shares should be voted, this proxy will be voted “FOR” Proposal 1 and “FOR” Proposal 2, as recommended by the Blue Ridge Bankshares, Inc. Board of Directors.

This card also serves to instruct the trustee of the employee stock ownership plan sponsored by Blue Ridge Bankshares, Inc. how to vote shares held for a participant in any plan. Unless your proxy for your employee stock ownership plan shares is received by             , 2016, the trustee of such employee stock ownership plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received.

Mark, sign and date your proxy card and return it in the postage-paid envelope. If you vote by phone or vote using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING

Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.